Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
AND WAIVER

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of January 14, 2009, among RENTECH ENERGY MIDWEST CORPORATION, a Delaware corporation (“Borrower”), RENTECH, INC., a Colorado corporation (“Holdings”), the Lenders and the Agents (each as defined below) is entered into in connection with the Credit Agreement referred to in the first recital below.

RECITALS

WHEREAS, Borrower and Holdings are parties to that certain Amended and Restated Credit Agreement, dated as of June 13, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Borrower, Holdings, the banks, financial institutions and other entities party to the Credit Agreement as lenders (the “Lenders”), Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”);

WHEREAS, as of the date hereof, Borrower has requested from Administrative Agent certain amendments and waivers with respect to, inter alia, (i) the mandatory prepayment requirements under Section 2.10(a) of the Credit Agreement and (ii) the Minimum Liquidity Threshold requirement under Section 6.16 of the Credit Agreement.

WHEREAS, the Lenders and Agents have agreed to amend and waive certain provisions under the Credit Agreement to the extent set forth herein and subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.                      Amendment of Section 1.01 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definitions:

“Applicable Margin” shall mean, for any day with respect to any Loan, (a) accruing interest at the Alternate Base Rate, 9.0% per annum, or (b) accruing interest at the Adjusted LIBO Rate, 10.0% per annum.

“Cash Outlay” shall have the meaning assigned to such term in Section 2.10(a).

“Deferral Facility” shall have the meaning assigned to such term in Section 2.10(f).

“Deferral Interest Rate” shall have the meaning assigned to such term in Section 2.10(f).

“Fee Letter” shall mean, collectively, each of the Fee Letters dated May 30, 2008, June 13, 2008, and January 14 , 2009 (the “January 2009 Fee Letter”) among the Borrower, the Administrative Agent, and an affiliate of the Administrative Agent.

“First Amendment Effective Date” shall mean January 14 , 2009, the date on which the First Amendment to Amended and Restated Credit Agreement and Waiver became effective.

Section 2.                      Amendment of Section 2.10 and Section 5.13 of the Credit Agreement.  Section 2.10 and Section 5.13 of the Credit Agreement are hereby amended as follows:

(a)           Section 2.10(a) of the Credit Agreement is hereby amended and restated as follows:

(a)           In the event that Borrower shall make a distribution (including for purposes of payments under the Management Agreement) to any holder of Equity Interests of Borrower (other than any Permitted Distributions/Loans and payments permitted under Sections 6.06(a)(ii) and (iii)) or an intercompany loan to, or other Investment in, Holdings or any other Subsidiary, concurrently with such distribution, intercompany loan or other Investment by Borrower (each, a “Cash Outlay”), the Borrower shall deliver, or cause to be delivered, to Lenders, subject to the provisions of Section 2.10(f), an amount to prepay outstanding Loans in accordance with Section 2.10(e) as follows (provided, that such Cash Outlays may only be made in compliance with Section 6.04 and Section 6.06):

(i) beginning and including December 23, 2008, on the first $22,000,000 in aggregate Cash Outlays, an amount equal to 25% of the amount of each such Cash Outlay to prepay outstanding Loans in accordance with Section 2.10(e);

(ii) through and including September 30, 2009, on all Cash Outlays above the $22,000,000 in aggregate Cash Outlays referenced in subsection (i), an amount equal to 75% of the amount of each such Cash Outlay to prepay outstanding Loans in accordance with Section 2.10(e); and

(iii) beginning and including October 1, 2009, on all Cash Outlays, an amount equal to the amount of such Cash Outlay to prepay outstanding Loans in accordance with Section 2.10(e).

(b)           Section 2.10(e) of the Credit Agreement is hereby amended and restated as follows:

(e)           The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.10 or any voluntary prepayment under Section 2.10(f), (i) a certificate signed by a Financial Officer of the Borrower, setting forth in reasonable detail the calculation of the amount of such prepayment, including, to the extent applicable, all accrued and unpaid interest under subsection (f) herein; and (ii) to the extent practicable, at least three Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Loans under this Section 2.10 shall be accompanied by (i) accrued and unpaid interest (at the Deferral Interest Rate, if applicable) on the principal amount to be prepaid to but excluding the date of payment and (ii) the applicable Payment Premium.  In the event of a prepayment made under subsections 2.10(a)(i) or 2.10(a)(ii), the certificate signed by a Financial Officer of the Borrower shall also set forth:  (i) the amount of the corresponding Cash Outlay, (ii) the amount of the aggregate Cash Outlays to date from December 23, 2008, and (iii) that such Cash Outlay shall only be used to fund the business plan of Holdings.

(c)           Section 2.10(f) is hereby amended and restated as Section 2.10(g) and the following subsection (f) is hereby added to Section 2.10 of the Credit Agreement:

(f)           Beginning and including February 1, 2009, Borrower may defer matching prepayments required under Section 2.10(a) up to an outstanding principal aggregate amount of $5,000,000 (the “Deferral Facility”) through April 30, 2009 at which time the outstanding balance of the Deferral Facility shall be paid.  Borrower may make voluntary prepayments (no more frequently than weekly) and re-incur the amount of the Deferral Facility during the above three-month period provided, that at no time shall the aggregate outstanding principal amount of the Deferral Facility exceed $5,000,000.  All outstanding balances on the Deferral Facility shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin plus an additional 2.0% per annum (the “Deferral Interest Rate”).  In order to exercise the Deferral Facility, the Borrower shall deliver to the Administrative Agent, at least three Business Days prior written notice of such exercise, which notice of exercise shall specify the date the related Cash Outlay is to be made and the amount of the prepayment otherwise required in connection with the Cash Outlay which is being deferred.  The calculation of the Deferral Interest Rate shall be subject to the provisions of Section 2.20.

(d)           Section 5.13 is hereby amended by adding the following sentences to the end of that section:

Not more than 10 days after the earlier of (i) notice thereof from one of more of the Lenders to Holdings and (ii) knowledge thereof of Holdings, that the aggregate amount of the outstanding shares of common stock of Holdings was greater than 166,445,972 as of the First Amendment Effective Date, Holdings shall deliver incremental warrants, on substantially the same terms as the warrants dated the First Amendment Effective Date, to the Lenders or their designees and permitted assigns exercisable for such number of shares of common stock as necessary for the Lenders or their designees or permitted assigns, as applicable, to hold warrants exercisable for shares of common stock that, in the aggregate, equal 3% of the actual aggregate number of shares of common stock outstanding as of the First Amendment Effective Date.  Until the incremental warrants are delivered in accordance with the preceding sentence, Borrower shall not be permitted to make any Cash Outlays.

Section 3.                      Amendment of Section 6.04 and Section 6.06 of the Credit Agreement.  Section 6.04 and Section 6.06 of the Credit Agreement are hereby amended by adding the following provision to the end of each section:

Notwithstanding Section 5.08 or anything else to the contrary herein, from the First Amendment Effective Date, all distributions (including for purposes of payments under the Management Agreement) made by the Borrower to any holder of Equity Interests of Borrower (other than any Permitted Distributions/Loans and payments permitted under Sections 6.06(a)(ii) and (iii)), and all intercompany loans to, or other Investments in, Holdings or any other Subsidiary made by Borrower, constituting the aggregate Cash Outlays referenced in Section 2.10(a), may only be made by Borrower no more frequently than weekly.  Furthermore, all Cash Outlays referenced in subsections 2.10(a)(i) and 2.10(a)(ii), may only be used to fund the business plan of Holdings.

Section 4.                      Amendment of Section 6.16 of the Credit Agreement.  Section 6.16 of the Credit Agreement is hereby amended and restated as follows:

Section 6.16       Minimum Liquidity Threshold.  At all times after the Closing Date Borrower shall maintain an amount of unencumbered (other than pursuant to the Security Documents) cash on deposit (or in Permitted Investments) on any day including the Maturity Date of at least $7,500,000  (the “Minimum Liquidity Threshold”); provided however that solely during the months of February through and including April of any fiscal year, the Minimum Liquidity Threshold for the Borrower shall be $5,000,000.

Section 5.                      Conditions Precedent.  This Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(a)           The Administrative Agent shall have received originals of this Amendment duly executed by each of the Agents, the Loan Parties, and the Lenders.

(b)           The Administrative Agent shall have received originals of (i) one or more Warrants, dated as of the date hereof (together, the “Warrants”), issued by Holdings to each of the Lenders or such Lender’s designated affiliate (each, a “Warrant Holder” and together, the “Warrant Holders”) in the form attached hereto as Exhibit A and (ii) the January 2009 Fee Letter duly executed by the parties thereto.  In addition, Holdings shall have received $49,933.79 in cash from the Warrant Holders as the aggregate cash consideration for the Warrants.

(c)           The Administrative Agent shall have received originals of a promissory note and allonge in accordance with Section 6.04(c) of the Credit Agreement evidencing the intercompany loans made by Borrower to Holdings on December 29, 2008 and January 5, 2009 as permitted by the Limited Waiver Letter (as hereinafter defined).

(d)           The Administrative Agent shall have received, on behalf of the Warrant Holders,  favorable written opinions of (i) Latham & Watkins LLP, counsel for Holdings, in form and substance satisfactory to the Warrant Holders and (ii) Holland & Hart LLP, local counsel for Holdings, in form and substance satisfactory to the Warrant Holders, in each case,  (A) dated the date of this Amendment (the “Amendment Closing Date”), (B) addressed to the Warrant Holders, and (C) covering such matters relating to the Warrants as the Warrant Holders shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

(e)           The Administrative Agent shall have received, on behalf of the Warrant Holders (i) a copy of the articles of incorporation, including all amendments thereto, of Holdings, certified as of a recent date by the Secretary of State of the state of its organization, or, if there has been no change in such document since the Closing Date, a certificate of the Secretary or other appropriate officer acceptable to the Warrant Holders of Holdings to that effect, and a certificate as to the good standing of Holdings as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of Holdings dated the Amendment Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of Holdings as in effect on the Amendment Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, or, if there has been no change in such document since the Closing Date, a statement to that effect, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Holdings authorizing the execution, delivery and performance of the Warrants to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of Holdings have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing the Warrants or any other document delivered in connection therewith on behalf of Holdings; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above and (iv) such other documents as the Warrant Holders may reasonably request.

(f)           The representations and warranties contained herein shall be true and correct in all material respects, as of the date hereof as if made on the date hereof.

(g)           No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment, except with respect to the delivery of (i) the compliance certificates relating to financial statements for the fiscal year end September 30, 2008 and month end November 30, 2008, pursuant to Section 5.04(d) of the Credit Agreement; (ii) the accounting firm certificate relating to the fiscal year end September 30, 2008 certifying that no Event of Default or Default has occurred, with respect to Sections 6.10 and 6.11 or, if such an Event of Default or Default has occurred, specifying the extent thereof in reasonable detail, pursuant to Section 5.04(e) of the Credit Agreement; and (iii) the final budget (including a projected consolidated balance sheet and related statements of projected operations and cash flows for the fiscal year end September 30, 2009) pursuant to Section 5.04(f) (where (i), (ii) and (iii) are collectively referred to herein as the “Financial Deliverables”), each of which shall be delivered within 10 days after the Amendment Closing Date.

(h)           The Administrative Agent shall have received a certificate, dated the  Amendment Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (f) and (g) of this Section 5.

(i)           except as provided for in Section 14 of this Amendment, Borrower shall have paid all Fees due and payable on the First Amendment Effective Date and other amounts incurred in connection with the preparation, execution and delivery of this Amendment and the Limited Waiver Letter, on or prior to the date of this Amendment, including all reasonable fees and expenses of Proskauer Rose LLP, and, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower.

Section 6.                      Representations and Warranties.  Each of Holdings and the Borrower hereby represents and warrants to the Agents and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) all representations and warranties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing except with respect to the delivery of the Financial Deliverables, each of which shall be delivered within 10 days after the Amendment Closing Date (c) as to Holdings, the aggregate amount of the outstanding shares of common stock of Holdings is 166,445,972, and (d) the Credit Agreement (as amended by this Amendment), and all other Loan Documents are and remain legal, valid, binding and enforceable obligations of the Loan Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 7.                      Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by any Agent or any Lender shall affect the representations and warranties or the right of the Agents and the Lenders to rely upon them.

Section 8.                      Reference to Agreement.  Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Loan Document under the Credit Agreement.

Section 9.                      Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 10.                    Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 11.                     Waivers.

(a)           The Agents and Lenders hereby permanently waive the 100% mandatory prepayment requirements under Section 2.10(a) of the Credit Agreement (prior to the effectiveness of this Amendment) that were temporarily granted under the limited waiver letter dated as of December 30, 2008 among the Borrower, Holdings, the Lenders, and the Agents (the “Limited Waiver Letter”) solely with respect to the December/January Intercompany Loans (as defined therein).

(b)           The Agents and Lenders hereby temporarily waive the existing Defaults arising in connection with the Borrower’s non-delivery of the Financial Deliverables when due, until 10 days after the Amendment Closing Date provided, that during such time (until the waivers become permanent in accordance with the following sentence) the Borrower may only make intercompany loans to Holdings up to an aggregate amount of $5,000,000 (including the scheduled intercompany loan of $2,500,000 to be made immediately upon the effectiveness of this Amendment).  Upon delivery of such Financial Deliverables in accordance with Section 14 herein, such temporary waivers shall become permanent waivers without any further action from the parties hereto.

Section 12.                     Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver (except as expressly covered in Section 11) of any rights or remedies any Agent or Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Agent or Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.

Section 13.                     Ratification by Subsidiary Guarantors.  Each Subsidiary Guarantor acknowledges that its consent to this Amendment is not required, but each Subsidiary Guarantor nevertheless hereby agrees and consents to this Amendment and to the documents and agreements referred to herein.  Each Subsidiary Guarantor agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Subsidiary Guarantor’s Guarantee shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of any Subsidiary Guarantor’s Guarantee or any other Loan Document executed by any Subsidiary Guarantor (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each Subsidiary Guarantor hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 13.  Each Subsidiary Guarantor hereby further acknowledges that the Borrower, Holdings, the Agents and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from any Subsidiary Guarantor and without affecting the validity or enforceability of any Subsidiary Guarantor’s Guarantee or giving rise to any reduction, limitation, impairment, discharge or termination of any Subsidiary Guarantor’s Guarantee.

Section 14.                     Post Closing Covenants.  At Borrower’s cost and expense, Borrower shall, without limiting and notwithstanding any other provision of any Loan Document:

(a) execute and deliver, or cause to be executed and delivered, the Financial Deliverables, within 10 days after the Amendment Closing Date;

(b) pay all reasonable fees and expenses of Proskauer Rose LLP related to this Amendment, to the extent invoiced with reasonably detailed back-up, within ten days of the Borrower’s receipt of such invoice; and

(c) pay all reasonable out-of-pocket expenses of Credit Suisse related to this Amendment, to the extent invoiced with reasonably detailed back-up, within ten days of the Borrower’s receipt of such invoice.

In case of the Borrower’s default in the due observance or performance of either of the above covenants, there shall be an immediate Event of Default under the Credit Agreement and the Agents and the Lenders shall be entitled to all rights and remedies thereunder and under the other Loan Documents.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RENTECH ENERGY MIDWEST CORPORATION, as Borrower
By: /s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: VP & Treasurer

RENTECH, INC., as Holdings
By: /s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: EVP & CFO

[Signature Pages to First Amendment to Amended and Restated Credit Agreement and Waiver]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent
By: /s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Director

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Associate

CREDIT SUISSE LOAN FUNDING LLC, as Lender
By: /s/ Gil Golan
Name: Gil Golan
Title: Authorized Signatory

By: /s/ Francessca Sena
Name: Francessca Sena
Title: Authorized Signatory

BLT II LLC, as Lender
By: /s/ Robert Healey
Name: Robert Healey
Title: Authorized Signatory

SOLUS CORE OPPORTUNITY MASTER FUND LTD., as Lender
By: /s/ illegible
Name:
Title:

[Signature Pages to First Amendment to Amended and Restated Credit Agreement and Waiver]

AGREEMENT AND CONSENT OF SUBSIDIARY GUARANTORS

In accordance with Section 13 herein the amendments set forth herein are agreed and consented to by each of the below named Subsidiary Guarantors and each such Subsidiary Guarantor affirms the obligations of such Subsidiary Guarantor under the Guarantee and Collateral Agreement.

RENTECH DEVELOPMENT CORPORATION, as Subsidiary Guarantor
By: /s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: CFO, EVP & Treasurer

RENTECH SERVICES CORPORATION, as Subsidiary Guarantor
By: /s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: CFO, EVP & Treasurer

RENTECH ENERGY TECHNOLOGY CENTER, LLC, as Subsidiary Guarantor
By: /s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: CFO, EVP & Treasurer

[Signature Pages to First Amendment to Amended and Restated Credit Agreement and Waiver]

EXHIBIT A

WARRANT